                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                                GATX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

[GATX CORPORATION]                                           GATX CORPORATION
                                                             500 WEST MONROE STREET
                                                             CHICAGO, IL 60661
                                                             312-621-6200

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

To our Shareholders:

     The Annual Meeting of the Shareholders of GATX Corporation will be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675, on Friday, April 22, 2005, at 9:00 A.M., for the purposes of:

          1. electing directors;

          2. approving the appointment of independent auditors for the year 2005; and

          3. transacting such other business as may properly come before the meeting.

     Only holders of Common Stock and both series of $2.50 Cumulative Convertible Preferred Stock of record at the close of business on February 25, 2005 will be entitled to vote at this meeting or any adjournment thereof.

     If you do not expect to attend in person, it will be appreciated if you will promptly vote, sign, date and return the enclosed proxy. Alternatively, you may vote by telephone or Internet by following the instructions in the enclosed proxy.

                                        Ronald J. Ciancio
                                        Senior Vice President, General Counsel
                                        and Secretary

March 21, 2005


(GATX CORPORATION LOGO)                                      GATX CORPORATION
                                                             500 WEST MONROE STREET
                                                             CHICAGO, IL 60661
                                                             312-621-6200

                                                                  March 21, 2005
                                PROXY STATEMENT
                               ------------------
                                    GENERAL

     The enclosed proxy is solicited by the Board of Directors of GATX Corporation (the "Company") and may be revoked at any time prior to its exercise by any shareholder giving such proxy. A proxy may be revoked by written notice to the Company, by duly executing a subsequent proxy relating to the same shares or by attending the Annual Meeting and voting in person. All shares represented by the proxies received and not revoked will be voted at the meeting.

     All expenses incurred in connection with the solicitation of this proxy will be paid by the Company. In addition to solicitation by mail, the Company has retained Mellon Investor Services to solicit proxies on behalf of the Board of Directors for a fee not to exceed $7,500, plus reasonable out-of-pocket expenses and disbursements. Mellon Investor Services may solicit proxies by mail, facsimile, telegraph or personal call. In addition, officers, directors and employees of the Company, who will receive no extra compensation for their services, may solicit proxies by mail, facsimile, telegraph or personal call. The Annual Report to shareholders, including the Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission ("SEC"), was first mailed to all shareholders together with this proxy statement on or about March 21, 2005.

                               VOTING SECURITIES

     Only holders of Common Stock and both series of $2.50 Cumulative Convertible Preferred Stock of record at the close of business on February 25, 2005 will be entitled to vote at the meeting or any adjournment thereof. As of that date, there were 49,654,494 shares of the Common Stock and 21,468 shares of the $2.50 Cumulative Convertible Preferred Stock of the Company issued and outstanding. Each share is entitled to one vote. New York law and the Company's bylaws require the presence in person or by proxy of shares representing a majority of the votes entitled to be cast at the Annual Meeting in order to constitute a quorum for the Annual Meeting.

     Shareholders voting by proxy have a choice of voting (a) by completing the proxy card and mailing it in the envelope provided, (b) over the Internet or (c) by telephone using the toll-free telephone number. The proxy card contains an explanation of how to use each voting option and sets forth applicable deadlines.

     For shareholders who are participants in the GATX Salaried Employees Retirement Savings Plan and/or the GATX Hourly Employees Retirement Savings Plan, the enclosed proxy card also serves as a voting instruction to the Trustee of the shares held in the GATX Stock Fund as of February 25, 2005. If instructions are not received by the Trustee over the Internet or by telephone by April 18, 2005, or if the signed proxy card is not returned and received by the Trustee by April 20, 2005, the GATX shares in the GATX Stock Fund will be voted by the Trustee in proportion to the shares for which the Trustee timely receives voting instructions.

     Shares represented at the meeting but as to which votes are withheld from director nominees or which abstain as to other matters, and shares held by brokers for their customers and represented at the meeting but as to which the brokers have received no voting instructions from their customers and thus do not have discretion to vote on certain matters ("Broker Non-Votes"), will be counted in determining whether a quorum has been attained.

     Assuming that a quorum is present, the election of directors will require a plurality of the votes cast. Approval of the appointment of auditors will require a majority of the votes cast. Shares as to which votes are withheld or which abstain from voting on these matters and Broker Non-Votes will not be counted and thus will not affect the outcome with respect to these matters.

                             ELECTION OF DIRECTORS

     Ten directors are to be elected, each for a term of one year, to serve until the next Annual Meeting of shareholders or until their successors are elected and qualified. Unless authority to vote on directors has been withheld, each proxy will be voted for the election of the nominees named below. All of the nominees have consented to serve as directors if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxies may be voted for any other person who may be nominated by the Board of Directors to fill the vacancy, or the Board may be reduced accordingly.

                        NOMINEES FOR BOARD OF DIRECTORS

                                                                       Director
               Name and Principal Occupation                    Age     Since
               -----------------------------                    ---    --------
Rod F. Dammeyer.............................................    64       1999
  President, CAC L.L.C
James M. Denny..............................................    72       1995
  Retired; Former Vice Chairman, Sears, Roebuck and Co.
Richard Fairbanks...........................................    64       1996
  Counselor, Center for Strategic & International Studies
Deborah M. Fretz............................................    56       1993
  President and Chief Executive Officer, Sunoco Logistics
  Partners, L.P.
Brian A. Kenney.............................................    45       2004(1)
  President of the Company
Miles L. Marsh..............................................    57       1995
  Former Chairman of the Board and Chief Executive Officer,
  Fort James Corporation
Mark G. McGrath.............................................    58       2005(1)
  Retired; Former Director of McKinsey & Company
Michael E. Murphy...........................................    68       1990
  Retired; Former Vice Chairman, Chief Administrative
  Officer, Sara Lee Corporation
Casey J. Sylla..............................................    61       2005(1)
  Chairman of the Board and President, Allstate Financial
Ronald H. Zech..............................................    61       1994
  Chairman of the Board and Chief Executive Officer of the
  Company

---------------

(1) Mr. Kenney was elected to the Board of Directors effective October 19 2004. Mr. McGrath and Mr. Sylla were elected to the Board of Directors effective January 1, 2005. These directors will be standing for election by shareholders for the first time this year.

                   ADDITIONAL INFORMATION CONCERNING NOMINEES

     Mr. Dammeyer is President of CAC L.L.C., a private company offering capital investment and management advisory services. Mr. Dammeyer retired as Managing Partner of Equity Group Corporate Investments, a diversified management and investment firm, in June 2000, having served in that position since February 1998. Mr. Dammeyer retired as Vice-Chairman of Anixter International, Inc., a global distributor of wiring systems and networking products, in December 2000. Mr. Dammeyer is also a director of Stericycle, Inc. and Ventana Medical Systems, Inc. and a trustee of Van Kampen Investments, Inc.

     Mr. Denny retired as Vice Chairman, Sears, Roebuck and Co., a merchandising company, in August 1995, having served in that position since February 1992. He also served as a Managing Director of William Blair Capital Partners, LLC, a general partner of private equity funds affiliated with William Blair & Co., from August 1995 until December 2000. Mr. Denny is also a director of ChoicePoint Inc. and is Chairman of Gilead Sciences, Inc.

     Mr. Fairbanks, in April 2000, was named Counselor, Center for Strategic & International Studies, a nonprofit public policy research institution providing analysis on and assessment of the public policy impact of U.S. domestic, foreign and economic policy, international finance and national security issues, having previously served as its President and Chief Executive Officer. Mr. Fairbanks was formerly a U.S. Ambassador at Large. Mr. Fairbanks is also a director of SEACOR Holdings Inc. and SPACEHAB, Inc.

     Ms. Fretz was named President and Chief Executive Officer of Sunoco Logistics Partners, L.P., an owner and operator of refined product and crude oil pipelines and terminal facilities, in October 2001. Ms. Fretz previously served as Senior Vice President, Mid-Continent Refining, Marketing & Logistics, of Sunoco, Inc., an energy company, from December 2000 to October 2001 and Senior Vice President, Lubricants and Logistics, from January 1997 to December 2000.

     Mr. Kenney was elected President of the Company in October 2004, having previously served as Senior Vice President, Finance and Chief Financial Officer since April 2002 and Vice President, Finance and Chief Financial Officer from October 1999 to until April 2002.

     Mr. Marsh resigned as Chairman of the Board and Chief Executive Officer of Fort James Corporation, a producer of consumer and commercial tissue products and food and consumer packaging, in November 2000, having served in that position since August 1997. Mr. Marsh is also a director of Whirlpool Corporation and Morgan Stanley.

     Mr. McGrath retired as a Director of McKinsey & Company, a private management consulting firm, in December 2004, having served in that firm for twenty-seven years. He led the firm's Americas' Consumer Goods Practice from January 1998 until December 2003. Mr. McGrath has served as a senior advisor with Gleacher Partners LLC, a firm providing strategic advisory services to corporations, in a part time capacity since January 2005.

     Mr. Murphy retired as Vice Chairman, Chief Administrative Officer of Sara Lee Corporation, a diversified manufacturer of packaged food and consumer products, in October 1997, having served in that position since July 1993. Mr. Murphy is also a director of CNH Global N.V., Coach, Inc., Northern Funds and Payless ShoeSource, Inc.

     Mr. Sylla was named Chairman of the Board and President of Allstate Financial, a principal division of the Allstate Insurance Company, a company offering life insurance, annuities and related retirement and savings products, in October 2002, having previously served as the Chief Investment Officer for Allstate Corporation, the holding company for Allstate Insurance Company, from 1995. Mr. Sylla is a member of the senior management team of Allstate Insurance Company and is a director of Spirit Finance Corporation.

     Mr. Zech was elected Chairman of the Board in April 1996, having been previously named Chief Executive Officer of the Company in January 1996. Mr. Zech is also a director of McGrath RentCorp and PMI Group, Inc. and one of the Company's subsidiaries, GATX Financial Corporation.

                               BOARD OF DIRECTORS

     The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee. Each committee is composed of directors determined by the Board of Directors to be independent in accordance with the New York Stock Exchange ("NYSE") listing standards. During 2004, there were nine meetings of the Board of Directors of the Company, five regular meetings and four special meetings. In addition, the Board's non-management directors generally meet in executive sessions without management following each meeting of the Board. The Chairs of the Audit, Compensation and Governance Committees of the Board each preside as the chair at meetings or executive sessions of outside directors at which the principal items to be considered are within the scope of the authority of his or her committee. Where the matter does not fall within the purview of a specific committee, the executive session is chaired by the Chair of the Governance Committee.

     Each director attended at least 75% of the meetings of the Board and committees (on which he or she served) held while the director was a member during 2004. The Company has adopted a policy strongly encouraging all members of the Board to attend the Annual Meeting of Shareholders. In 2004, all directors attended the Annual Meeting of Shareholders and each is expected to attend this year's meeting.

     The Company's Corporate Governance Guidelines, Code of Ethics and Code of Ethics for Senior Officers and the charters of each of the standing Board committees are available under Corporate Governance in the Investor Relations section on the Company's website at www.gatx.com and are available in print to any shareholder who so requests.

                               BOARD INDEPENDENCE

     The Board of Directors has adopted the independence standard for the directors set forth in Exhibit A to this Proxy Statement. These standards conform to the standards required by the NYSE for listed companies. The Board of Directors has affirmatively determined that each of the following nominees is independent based on the Company's independence standards, and that each such director has no other relationship with the Company relevant to the determination of independence: Ms. Fretz and Messrs. Dammeyer, Denny, Fairbanks, Marsh, McGrath, Murphy and Sylla.

                            COMMITTEES OF THE BOARD

     The Audit Committee members are Ms. Fretz (Chair) and Messrs. Dammeyer, Murphy and Sylla. The Board has determined that each current member of the Audit Committee is financially literate and meets the criteria established by the SEC for an "Audit Committee Financial Expert." The Audit Committee is composed solely of members who are independent in accordance with the NYSE's rules for independence of audit committee members. During 2004, there were ten meetings of the Audit Committee. In addition to appointing the Company's independent auditors, the Committee's functions include: (i) assisting the Board of Directors in its oversight of the integrity of the Company's financial statements; (ii) maintaining the Company's compliance with legal and regulatory requirements; (iii) reviewing the independent auditor's qualifications and independence; (iv) reviewing and evaluating the performance of the Company's internal audit function and independent auditors; and (v) preparing the report that SEC rules require be included in the Company's annual proxy statement.

     The Compensation Committee members are Messrs. Denny (Chair), Dammeyer, Marsh and Murphy. During 2004, there were seven meetings of the Compensation Committee. The Committee's functions include: (i) assisting the Board of Directors in the discharge of its responsibilities with respect to compensation of the Company's directors, officers and other executives, and producing an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with applicable rules and regulations; (ii) reviewing the compensation levels of other employees whose annual incentive compensation exceeds a level periodically established by the Committee; (iii) general responsibility for ensuring the appropriateness of the Company's executive compensation and benefit programs, and the criteria for awards to be issued under such programs; and (iv) reviewing the Company's depth of management talent and ensuring that management development and succession plans are regularly presented to the Board of Directors.

     The Governance Committee members are Messrs. Fairbanks (Chair), Denny, Marsh and McGrath. During 2004, there were five meetings of the Governance Committee. The Committee's functions include: (i) identifying individuals qualified to become Board members and recommending to the Board of Directors a group of director nominees for each annual meeting of the Company's shareholders; (ii) ensuring that all of the committees of the Board of Directors shall have the benefit of qualified and experienced independent directors; (iii) developing and recommending to the Board of Directors a set of effective corporate governance policies and procedures applicable to the Company; and (iv) reviewing the performance of all members of the Board in their capacities as directors, including attendance and contributions to Board deliberations, and making such recommendations to the Board as may be appropriate.

            PROCESS FOR IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

     The Board is responsible for recommending nominees for election by the shareholders. The Board has delegated the process for screening potential candidates for Board membership to the Governance Committee with input from the Chairman of the Board and Chief Executive Officer. When the Governance Committee determines that it is desirable to add to the Board or fill a vacancy on the Board, the Governance Committee will identify one or more individuals qualified to become members of the Board and recommend them to the Board. In identifying qualified individuals, the Governance Committee will seek suggestions from other Board members, and may also retain a search firm for this purpose. The Governance Committee will also consider candidates recommended by shareholders. The Governance Committee will conduct such inquiry into the candidate's background, qualifications and independence as it believes is necessary or appropriate under the circumstances, and would apply the same standards to candidates suggested by shareholders as it applies to other candidates. Such recommendations should be submitted to the Governance Committee, c/o Corporate Secretary, 500 West Monroe Street, Chicago, Illinois 60661. The recommendation should be received not more than 120 and not less than 90 days prior to the first anniversary date of the immediately preceding annual meeting and should include the following information: (i) the name of the individual recommended as a director candidate; (ii) all information required to be disclosed in the solicitation of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; (iii) the individual's written consent to being named in the proxy statement as a nominee and serving as a director if elected; (iv) a representation that the person making the nomination is a shareholder of the Company; and (v) a description of any arrangements and understandings between the shareholder and the nominee.

     In 2004, the Company engaged a professional search firm to identify and assist the Governance Committee in identifying, evaluating and conducting due diligence on potential director nominees. Both Mr. McGrath and Mr. Sylla were recommended as nominees by the professional search firm.

     The Board of Directors upon recommendation of the Governance Committee has determined that all candidates that it proposes for election to the Board of Directors should possess and have demonstrated the following minimum criteria:
(i) the highest level of personal and professional ethics, integrity and values;
(ii) an inquisitive and objective perspective; (iii) broad experience at the policy-making level in business, finance, accounting, government or education;
(iv) expertise and experience that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance and diversity of Board members may be achieved and maintained; (v) broad business and social perspective, and mature judgment; (vi) commitment to serve on the Board for an extended period of time to ensure continuity and to develop knowledge about the Company's business; (vii) demonstrated ability to communicate freely with management and the other directors, as well as the ability and disposition to meaningfully participate in a collegial decision making process; (viii) willingness to devote the required time and effort to carry out the duties and responsibilities of a Board member; and (ix) independence from any particular constituency, and the ability to represent the best interests of all shareholders and to appraise objectively the performance of management.

                          COMMUNICATION WITH THE BOARD

     Interested parties, including shareholders, may communicate directly with the Board, one or more directors of the Company or the non-management directors of the Company as a group through the office of the Corporate Secretary as follows: (i) by mail addressed to the Board, the non-management directors as a group or one or more directors, c/o Corporate Secretary, 500 West Monroe Street, Chicago, Illinois 60661; (ii) electronically by sending an e-mail to contactboard@gatx.com; or (iii) anonymously by telephone by calling 888-749-1947. Communications (other than those deemed in the reasonable judgment of the Corporate Secretary to be inappropriate, such as matters that are patently frivolous) received by the Company addressed to the Board or one or more directors shall be promptly forwarded by the Corporate Secretary to the Board member or members to whom it was addressed or, if not so specifically addressed, then, depending on the subject matter of the particular communication, to the chair of the appropriate Board committee or to the non-management directors as a group. Any communication not readily identifiable for a particular director or Board committee shall be forwarded to the Chair of the Governance Committee.

                           COMPENSATION OF DIRECTORS

     Each non-employee director receives an annual retainer of $40,000 and an annual grant of phantom Common Stock valued at $37,000. In addition, each non-employee director receives a meeting fee of $2,000 for each meeting attended of the Board or a committee of the Board of which the director is a member. The Chair of each committee receives $3,000 for each meeting attended.

     The annual retainer is paid quarterly in arrears. Half of each quarterly installment is paid in cash and half in units of phantom Common Stock which are credited to each director's account in an amount determined by dividing the amount of such payment by the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on the last trading day of the month in which the quarterly installment is paid. The annual grant of phantom units is also credited to each director's account in quarterly installments in arrears. Each director's phantom Common Stock account is credited with additional units of phantom Common Stock representing dividends declared on the Company's Common Stock based on the average of the high and low prices of the Company's Common Stock on the date such dividend is paid. At the expiration of each director's service on the Board, settlement of the units of phantom Common Stock will be made as soon as is reasonably practical in shares of Common Stock equal in number to the number of units of phantom Common Stock then credited to his or her account. Any fractional units will be paid in cash.

     Under the Deferred Fee Plan, non-employee directors may defer receipt of the cash portion of their annual retainer, meeting fees, or both, in the form of either cash or units of phantom Common Stock. If the deferral is in cash, the deferred amount accrues interest at a rate equal to the 20-year U.S. government bond rate. If the deferral is in units of phantom Common Stock, the units are credited to an account for each participating director along with dividends and settled, following expiration of the director's service on the Board, in the same manner as that portion of the annual retainer that is paid in units of phantom Common Stock described above. Two directors participated in the Deferred Fee Plan in 2004.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The Company's executive officers participate in various incentive compensation programs more fully described below under the caption "Compensation Committee Report on Executive Compensation." The table below sets forth the annual and long-term compensation paid or deferred by the Company to or for the account of the Chief Executive Officer and each of the other four most highly compensated executive officers for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                        Annual Compensation                  Long-Term Compensation
                                 ----------------------------------   -------------------------------------
                                                                                Awards              Payouts
                                                                      ---------------------------   -------
                                                                      Restricted     Securities
                                                       Other Annual     Stock        Underlying      LTIP      All Other
        Name and                 Salary      Bonus     Compensation    Award(s)     Options/SARs    Payouts   Compensation
   Principal Position     Year     ($)      ($)(1)         ($)          ($)(2)     (#) of shares      ($)        ($)(3)
   ------------------     ----   -------   ---------   ------------   ----------   --------------   -------   ------------
Ronald H. Zech            2004   775,000   1,000,000      5,777       1,081,707        73,900            0       36,204
Chairman & Chief          2003   775,000     550,064      5,377               0             0            0       31,046
Executive Officer         2002   758,333   1,751,938      6,004         550,073       150,000       71,076       26,372
David M. Edwards          2004   410,000     547,873      6,360               0        14,300            0      832,067
President, GATX Rail(4)
Brian A. Kenney           2004   380,000     361,350      6,360         599,973        16,400            0        6,150
President,                2003   350,000     137,541      6,360               0             0            0        6,000
GATX Corporation          2002   341,951     371,907      6,360         137,518        40,000       11,352        5,500
Alan C. Coe               2004   304,167     345,533      6,360         153,330        10,500            0       12,298
President, GATX Air
James F. Earl             2004   309,970     250,672      6,360         375,259        10,300            0        6,150
Executive Vice President
GATX Rail

---------------
(1) Amounts reflect bonus payments earned for the years set forth opposite the specified payments. Amounts for Mr. Edwards include $353,884 awarded under the GATX Corporation Cash Incentive Compensation Plan (the "CICP") for calendar year 2004 performance and $193,989 for performance-based restricted stock units paid in accordance with his Employment and Cooperation Agreement.

(2) On March 15, 2004, Messrs. Zech, Kenney, Coe and Earl were granted target units of performance-based restricted stock, effective January 1, 2004, under the 2004 Equity Incentive Compensation Plan ("EICP") that resulted in their receipt of 40,798, 9,065, 5,138 and 6,377 shares of restricted Common Stock, respectively, based on the achievement of specified performance goals during 2004, which will vest on December 31, 2006 contingent upon their continued employment. Additionally, Messrs Kenney and Earl were granted 15,000 and 8,085 shares of nonperformance-based restricted Common Stock. Mr. Kenney's award vests in full on December 31, 2005 and Mr. Earl's award vests over a three year period, one-third on each anniversary of the grant date. The aggregate number of shares of restricted Common Stock held by Messrs Zech, Kenney, Coe and Earl on December 31, 2004, including the performance based shares, were 40,798, 24,065, 5,138 and 14,462 valued at $1,205,989,
    $711,361, $151,879 and $427,497, respectively, based on a closing price of $29.56 per share on that date. Dividends are paid on all restricted Common Stock awarded by the Company.

(3) For 2004, includes contributions made to the Company's Salaried Employees Retirement Savings Plan in the amount of $6,150 for Messrs. Zech, Edwards, Kenney, Coe and Earl and includes above-market interest amounts earned, but not currently payable, on compensation previously deferred under the Company's 1984, 1985 and 1987 Executive Deferred Income Plans for Messrs. Zech, Edwards and Coe of $30,054, $5,917 and $6,148, respectively. Also includes $820,000 received by Mr. Edwards under his Employment and Cooperation Agreement.

(4) Mr. Edwards' employment with the Company terminated effective December 31, 2004 and he will receive benefits described under the caption "Employment and Change of Control Arrangements."

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The table below sets forth information concerning stock options granted during 2004 to each of the named executive officers.

                                             Individual Grants
                         ----------------------------------------------------------      Potential Realizable
                          Number of                                                    Value at Assumed Annual
                          Securities      % of Total                                     Rates of Stock Price
                          Underlying     Options/SARs                                  Appreciation for Option
                         Options/SARs     Granted to     Exercise or                           Term(4)
                           Granted       Employees in     Base Price     Expiration    -----------------------
Name                        (#)(1)       Fiscal Year     ($/Share)(2)     Date(3)       5% ($)        10% ($)
----                     ------------    ------------    ------------    ----------     ------        -------
Ronald H. Zech.......       73,900          13.77%         24.3650        08/06/11      733,014      1,708,235
David M. Edwards.....       14,300           2.66%         24.3650        01/01/10       96,262        212,714
Brian A. Kenney......       16,400           3.06%         24.3650        08/06/11      162,672        379,094
Alan C. Coe..........       10,500           1.96%         24.3650        08/06/11      104,150        242,713
James F. Earl........       10,300           1.92%         24.3650        08/06/11      102,166        238,090

---------------
(1) Except in the case of Mr. Edwards (see footnote (3) below,) fifty percent of all options may be exercised commencing one year from the date of grant, an additional 25% commencing two years from the date of grant, and the remaining 25% commencing three years from the date of grant. Dividend equivalents are earned on each grant commencing at grant date, ceasing upon exercise of the option, and are paid after the vesting date of each covered installment.

(2) The exercise price is equal to the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on the date of grant.

(3) The expiration date of the options granted to Mr. Edwards was changed from August 6, 2011 to January 1, 2010 pursuant to the terms of his Employment and Cooperation Agreement. Fifty percent of these options may be exercised commencing one year from grant date; the remaining options were cancelled upon the termination of employment.

(4) The dollar amounts under these columns are the result of calculations at assumed annual rates of appreciation of 5% and 10% for the seven year term of the stock options as prescribed by the rules of the SEC and are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The table below sets forth certain information concerning the exercise of stock options during 2004 by certain of the named executive officers, the number of unexercised options and the 2004 year-end value of such unexercised options computed on the basis of the difference between the exercise price of the option and the closing price of the Company's Common Stock at year-end ($29.56).

                                                                Number of Securities
                                                               Underlying Unexercised       Value of Unexercised In-
                                                               Options/SARs at Fiscal        the-Money Options/SARs
                               Shares                               Year-End (#)             at Fiscal Year-End ($)
                             Acquired on        Value        ---------------------------   ---------------------------
           Name               Exercise     Realized ($)(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
           ----              -----------   ---------------   -----------   -------------   -----------   -------------
Ronald H. Zech.............         0               0          743,177        73,900        1,269,998       383,911
David M. Edwards...........    20,000          90,485          204,185        14,300          338,603        74,289
Brian A. Kenney............         0               0          123,868        16,400          188,252        85,198
Alan C. Coe................         0               0           98,993        28,000          271,613       164,398
James F. Earl..............     2,000           8,662           48,924        22,176          126,773       129,396

---------------
(1) Amount represents the aggregate pre-tax dollar value realized upon the exercise of stock options as measured by the difference between the market value of the Company's Common Stock and the exercise price of the option on the date of exercise.

                           EMPLOYEE RETIREMENT PLANS

     The Company's Non-Contributory Pension Plan for Salaried Employees (the "Pension Plan") covers salaried employees of the Company and its domestic subsidiaries. Subject to certain limitations imposed by law, pensions are based on years of service and average monthly compensation during: (i) the five consecutive calendar years of highest compensation during the last 15 calendar years preceding retirement or the date on which the employee terminates employment or (ii) the 60 consecutive calendar months preceding retirement or the date on which the employee terminates employment, whichever is greater. Illustrated below are estimated annual benefits payable upon retirement to salaried employees, including executive officers, assuming normal retirement at age 65. Benefits shown below are calculated on a straight life annuity basis, but the normal form of payment is a qualified joint and survivor pension. Benefits under the Pension Plan are not subject to any deduction for Social Security or other offset amounts.

                                                  Estimated Annual Pension Benefits
     Average Annual       ---------------------------------------------------------------------------------
    Compensation for        5 Years      10 Years      15 Years      20 Years      25 Years      30 Years
  Applicable Period ($)   Service ($)   Service ($)   Service ($)   Service ($)   Service ($)   Service ($)
  ---------------------   -----------   -----------   -----------   -----------   -----------   -----------
       $  200,000            14,916        29,832        44,748        59,664        74,580         89,508
          400,000            31,416        62,832        94,248       125,664       157,080        188,508
          600,000            47,916        95,832       143,748       191,664       239,580        287,508
          800,000            64,416       128,832       193,248       257,664       322,080        386,508
        1,000,000            80,916       161,832       242,748       323,664       404,580        485,508
        1,200,000            97,416       194,832       292,248       389,664       487,080        584,508
        1,400,000           113,916       227,832       341,748       455,664       569,580        683,508
        1,600,000           130,416       260,832       391,248       521,664       652,080        782,508
        1,800,000           146,916       293,832       440,748       587,664       734,580        881,508
        2,000,000           163,416       326,832       490,248       653,664       817,080        980,508
        2,200,000           179,916       359,832       539,748       719,664       899,580      1,079,508

     Compensation covered by the Pension Plan is salary and bonus paid under the CICP as shown in the Summary Compensation Table. Annual benefits in excess of certain limits imposed by the

Employee Retirement Income Security Act of 1974 or the Internal Revenue Code on payments from the Pension Plan will be paid by the Company under its Excess Benefit Plan and Supplemental Retirement Plan and are included in the above table.

     The executive officers named in the Summary Compensation Table have the following number of years of credited service: Mr. Zech, 27 years; Mr. Kenney, 9 years; Mr. Coe, 25 years; Mr. Earl, 17 years.

                 EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has entered into agreements with Messrs. Zech, Kenney, Coe and Earl which provide for certain benefits upon termination of employment following a "change of control" of the Company. Each agreement provides that the Company shall continue to employ the executive for three years (two years for Mr.
Coe)following a change of control (the "Employment Period"), and that during such period the executive's employment may be terminated only for "cause." On October 19, 2004, Mr. Zech's agreement was amended to reflect the change in Mr. Zech's employment responsibilities as part of the implementation of the succession plan which will result in his retirement in October 2005 as described under the caption "Compensation Committee Report on Executive Compensation."

     If, during the Employment Period, the executive's employment is terminated by the Company other than for "cause," death or disability or by the executive for "good reason," the executive will be entitled to receive in a lump sum the aggregate of: (i) the sum of (a) unpaid salary through the date of termination,
(b) the highest bonus earned by the executive for the last two years prior to the date on which a change of control occurs, prorated from the beginning of the fiscal year through the date of termination, and (c) deferred compensation and vacation pay not previously paid ("Accrued Obligations"); (ii) three times (two times for Mr. Coe) the executive's annual base salary and target bonus that would have been payable under the MIP or any comparable plan which has a similar target bonus for the year in which termination occurs, in lieu of any payments under the Company's severance pay policies; (iii) the excess of (a) the actuarial equivalent of the benefit under the Company's qualified defined benefit retirement plan and any excess or supplemental plan in which the executive participates (together the "SERP") which the executive would have received if his or her employment had continued for three years (two years for Coe) after the date of termination assuming continuation of the same annual base salary plus a target bonus for the most recent fiscal year, over (b) the actuarial equivalent of the executive's actual benefit under the qualified retirement plan and SERP as of the date of termination; and (iv) should the executive so elect, an amount equal to the present value of his or her benefits under the SERP as of the termination date. In addition, for three years (two years for Mr. Coe) following the date of termination, the executive will be entitled to: (i) continued participation in and receipt of all benefits under welfare plans, practices, policies and programs provided by the Company (including medical, prescription, dental, vision, disability and basic, optional and dependent life); (ii) outplacement services at a maximum cost of 10% of annual base salary; and (iii) any other amounts or benefits for or to which the executive is eligible or entitled under any other plan, program, policy or practice of the Company ("Other Benefits"). If the executive's employment is terminated by reason of death or disability during the Employment Period, the agreement shall terminate without further obligation to the executive other than the payment of Accrued Obligations and Other Benefits. If any payment made under the agreements creates an obligation to pay excise tax in accordance with Internal Revenue Code Section 4999, an additional amount (the "Gross-Up Amount") equal to the excise tax and any related income taxes and other costs shall be paid to the executive.

     "Change of control" means: (i) the acquisition by any individual, entity or group ("Person") of 20% or more of either (a) the then outstanding shares of Common Stock of the Company or (b) the combined voting power of the then outstanding voting securities of the Company, with certain exceptions; (ii) a change in the majority of the Board of Directors of the Company not recom-mended for election by a majority of the incumbent directors; (iii) consummation of a reorganization, merger, consolidation or sale of substantially all of the assets of the Company ("Business Combination"), unless following such Business Combination (a) shareholders holding more than 65% of the outstanding Common Stock and combined voting power of the voting securities prior to such Business Combination also own more than 65% of the outstanding Common Stock and combined voting power of the voting securities issued as a result thereof, (b) no Person owns 20% or more of the then outstanding shares of Common Stock or combined voting power of the then outstanding voting securities except to the extent such ownership existed prior thereto, and (c) at least a majority of the members of the Board of Directors of the entity resulting from the Business Combination were members of the Board of Directors at the time the transaction was approved;
(iv) approval by the shareholders of a complete liquidation or dissolution of the Company; or (v) consummation of a reorganization, merger or consolidation or sale or other disposition of a subsidiary or all or substantially all of the assets of a subsidiary or an operating segment that is the primary employer of the participant or to which the participant's responsibilities primarily relate and which does not constitute a Business Combination unless immediately thereafter GATX Corporation, directly or indirectly, owns at least 50% of the voting stock of such subsidiary or, in the case of the disposition of all or substantially all of the assets of the subsidiary or the operating segment, at least 50% of the voting power and the equity in the entity holding title to the assets. "Good Reason" means: (i) the assignment of duties inconsistent with, or any action which diminishes, the executive's position, authority, duties or responsibilities; (ii) failure to compensate or requiring the executive to relocate, in either case, as provided in the agreement; (iii) any unauthorized termination of the agreement; or (iv) any failure to require a successor to the Company to assume and perform the agreement. The amount that would be payable under each of the foregoing agreements in the event of termination of employment following a change of control (excluding the Gross-Up Amount, if any, payable thereunder, which is not determinable at this time, and the present value of benefits under the SERP as of the date of termination) as of January 1, 2005, is as follows: Mr. Zech ($6,305,452); Mr. Kenney ($3,329,545); Mr. Coe
($2,187,909); Mr. Earl ($2,329,814).

     Messrs. Zech, Kenney, Coe and Earl also participate in the EICP under which the Company's executive officers and certain key employees may receive awards of stock options, stock appreciation rights ("SARs") and full value awards, such as restricted Common Stock. The EICP provides that the effect of a "change of control" on any award shall be determined by the Compensation Committee, in its discretion, except as otherwise provided in the EICP or the award agreement reflecting the applicable award.

     As of October 11, 2002, the Company entered into a three year employment agreement with Mr. Zech. Under the terms of the agreement, he receives an annual base salary of $775,000 (subject to review in accordance with the Company's normal practices) and is eligible to participate in bonus programs and benefit plans generally available to the senior management of the Company, and he received a contract bonus of $750,000 at that time. If Mr. Zech's employment with the Company is terminated during the three year term, either by the Company for Cause or by Mr. Zech without Good Reason (as those terms are defined in the change of control agreement between the Company and Mr. Zech described above) or without the approval of the Board, then he will forfeit payment of his non-qualified pension benefits until the forfeited amount equals a prorated portion of $500,000 based on the proportion of the three year term during which he remained employed by the Company. If Mr. Zech's employment is terminated by the Company other than for Cause or if he resigns for Good Reason, then, in addition to any amount which he is entitled to receive pursuant to any plan, policy, practice, contract or agreement of the Company, Mr. Zech shall be entitled to an amount equal to twice his annual base salary and target bonus under the bonus program in which he then participates plus a prorated bonus for the year in which the termination occurs, less any amounts received as severance. Upon the occurrence of a "change of control" (as defined in the change of control agreement), Mr. Zech's employment agreement shall terminate and his benefits shall be determined under the change of control agreement. Following the termination of his employment, Mr. Zech may not compete in a business in which the Company is engaged until the earlier of two years following the date of termination, or April 11, 2006. On October 19, 2004, the employment agreement was amended to reflect the change in Mr. Zech's employment responsibilities as part of the implementation of the succession plan which will result in his retirement in October 2005 as described under the caption "Compensation Committee Report on Executive Compensation."

     The Company maintains a Severance Benefit Plan that compensates employees whose employment with the Company or one of its subsidiary companies is involuntarily terminated as a result of the elimination of the employee's job position and who meet certain other eligibility requirements. Benefits are calculated based upon years of service, salary, age and execution of a release and waiver. Benefits include cash, a prorated incentive payment, outplacement and the extension of medical benefits. As of December 31, 2004, the amounts payable under the Severance Benefit Plan exclusive of any incentive payment would be as follows: Mr. Zech ($775,000); Mr. Kenney ($500,000); Mr. Coe ($325,000); Mr. Earl ($350,000).

     Effective as of December 7, 2004, the Company and Mr. Edwards entered into an Employment and Cooperation Agreement regarding the termination of Mr. Edwards' employment and certain services Mr. Edwards was to provide to the Company. The Company agreed to employ Mr. Edwards through December 31, 2004 (the "Employment Termination Date"), during which period he was to devote full time to serving the Company and perform such services for the Company and its affiliates as were necessary and appropriate for a smooth transition of his responsibilities. He continued to receive his salary through the Employment Termination Date and to earn a bonus for 2004 performance based on the same assessment of achievement of the Company's performance against pre-established goals as other participating executives managing the Company's rail operations, and was eligible for the benefits consistent with his position in the Company. Following December 31, 2004, and until December 31, 2005, the Company may consult with Mr. Edwards with respect to matters relating to the Company's rail business and operations. Until he procures full time employment, such advice and consultation is to be rendered on an as required basis; thereafter such advice and consultation is to be rendered so as to not interfere with his new employment responsibilities. The agreement provides the following compensation to Mr. Edwards in lieu of all other benefits: (i) a lump sum cash payment of $820,000 on the Employment Termination Date (included in All Other Compensation in the Summary Compensation Table); (ii) outstanding option grants (161,000 shares with an average exercise price of $33.33) which would otherwise have terminated on March 31, 2005 shall terminate on the earlier of the tenth anniversary of the grant date and December 31, 2009; (iii) 7,150 options granted on August 6, 2004,with an exercise price of $24.37, which would otherwise have lapsed, shall vest and become exercisable on August 6, 2005 and remain exercisable until December 31, 2009; (iv) immediate vesting in February 2005 of 6,577 performance based restricted stock units valued at $193,989 that otherwise would have been cancelled (included in Bonus in the Summary Compensation Table);
(v) additional benefits with a present value of $62,357 under the Excess Benefit Plan and Supplemental Retirement Plan equal to the aggregate additional benefits that he would have received under those plans and the Pension Plan if he had remained employed by GATX until April 14, 2006; (vi) eligibility at a cost to the Company of $24,714 (but subject to his payment of applicable premiums until April 14, 2006), for Mr. Edwards and his eligible dependents to participate in the Company's healthcare plan; (vii) eligibility commencing at age 55, with a present value of $29,190, for coverage under the Company's retiree healthcare benefit program; and (viii) reimbursement for expenses incurred for office space, secretarial assistance and other costs in the transition to new employment, provided that the amount of such reimbursement shall not exceed $40,000. The agreement restricts the use of confidential information, employment with a competitor of the Company and recruiting employees of the Company. Mr. Edwards also provided the Company with a general waiver and release.

     The Company adopted Executive Deferred Income Plans effective September 1, 1984 (the "1984 EDIP"), July 1, 1985 (the "1985 EDIP") and December 1, 1987 (the
"1987 EDIP") (collectively the "EDIPs") which permitted Mr. Zech and Mr. Coe to defer receipt of up to 20% of their annual base salaries from compensation earned during the year following the effective date of the EDIP pursuant to participation agreements entered into between the Company and each participant. The participation agreements were amended to provide for a determination by the Compensation Committee, within ten days following a "change of control" as described above, as to whether agreements will (a) continue to provide for the payment of benefits thereunder in installments as described in the agreement or (b) terminate and provide a single lump sum payment to participants. Participants have not been eligible to make EDIP deferrals since 1987.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY AND OBJECTIVES

     The Company's policy is to provide a competitive and balanced total compensation program that is structured to attract, retain and motivate highly qualified management personnel and to appropriately align management interests with those of the Company's shareholders. This policy has been developed under the supervision of the Compensation Committee of the Board of Directors which periodically reviews the policy and oversees its implementation. The Committee has retained a respected independent consultant to assist in this process.

     The principal components of the total compensation program for executive officers of the Company are base salary, annual incentive awards, and long-term incentive awards. The Compensation Committee regularly reviews and approves executive salary levels and the design of the annual and long-term incentive programs, and evaluates the Company's total compensation program to ensure that it adequately reflects the manner and level of compensation deemed appropriate for the executive officers of the Company.

     Competitive compensation levels are determined based on analyses of annual and long-term compensation data reported in nationally recognized surveys of companies of comparable size in a diversified group of industries. The companies in the compensation surveys are hereinafter referred to as the "Comparative Group." It is believed that the Comparative Group represents a valid cross-section of executive talent for which the Company competes. Moreover, comparison to companies that might be considered more direct competitors in the businesses in which the Company and its subsidiaries engage is not feasible since most of these companies are either privately-held or subsidiaries of larger organizations, and therefore information on compensation levels is not publicly available. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily those companies that are included in the S&P 500 Index or the MidCap 400 Index (as referred to in the section entitled "Performance Graph"); thus, the Comparative Group may include companies not included in those indices. The level of compensation on each component of the compensation program described in the preceding paragraph is targeted at the middle range of compensation paid by companies in the Comparative Group. In any given year, the compensation level for any executive officer of the Company may be more or less than the corresponding compensation level paid by companies in the Comparative Group, based upon Company and individual performance.

BASE SALARIES

     The base salaries of the Company's executive officers are targeted at the median base salary levels of executives of the Comparative Group, giving consideration to the comparability of responsibilities and experience. The Compensation Committee typically reviews salaries for executive officers of the Company and other senior level employees every 18 months. In each case, salary adjustments are based on an assessment of the individual performance and contribution of each employee over the review period and an analysis of the salary practices of the Comparative Group for positions of similar responsibilities. No specific weights are assigned to these factors. During 2004, the Company announced Mr. Zech's intention to retire at the end of his contract term in 2005.

His base salary was not increased during 2004. Mr. Kenney's salary was increased from $350,000 to $500,000 to reflect his promotion from Chief Financial Officer to President. The salaries paid to Mr. Zech and to the named executive officers as a group in 2004 were generally consistent with the median base salaries paid by companies in the Comparative Group to executives with similar experience and responsibilities.

ANNUAL INCENTIVE COMPENSATION

     Executive officers of the Company, including each named executive officer, are eligible to receive annual incentive awards under the CICP. The CICP was approved by shareholders in 2004, and establishes the maximum cash incentive award payable to each executive officer as a percentage of Total Gross Income Less Total Ownership Costs. Maximum awards are subject to reduction by the Compensation Committee based on its assessment of the degree to which other important performance goals are attained. During 2004, these performance goals included a combination of consolidated or business unit net income, new investment volume and individual performance objectives. The weight placed on each of these measures varied in accordance with each officer's responsibilities. Actual 2004 cash incentive awards were less than the maximum payable to each named executive officer. Mr. Zech's actual cash incentive award was $1,000,000 or 129% of his base salary and was based 60% on consolidated net income results, 20% on new investment volume and 20% on the achievement of individual performance objectives.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentive compensation opportunities are provided pursuant to the GATX Corporation Equity Incentive Compensation Plan (the "EICP") to attract and retain qualified executive personnel, to encourage ownership of the Company's stock by key executives, and to promote a close identity of interests between the Company's management and its shareholders. Shareholders approved the EICP in 2004. Awards under the EICP were made in the form of stock options and performance-based restricted stock units ("RSUs") to each of the named executive officers and selected members of senior management, and in the form of stock options to other key employees. In 2004, 168 employees received awards under the EICP. The size of awards made under the EICP is based on qualitative factors considered appropriate by the Compensation Committee, taking into account the scope of the participant's responsibilities, the participant's performance, the size of previous grants and competitive practices. Awards made under the EICP in 2004 to Mr. Zech and to each of the Company's other named executive officers were on par with median long-term incentive opportunities provided by the companies in the Comparative Group.

     Stock options are granted as an incentive to encourage positive performance and to align the interest of the Company's employees with its shareholders. Options are granted at a price equal to the average of the high and low prices of the Company's Common Stock on the NYSE on the date of grant and will have value only if the Company's stock price increases. Each option granted in 2004 has a seven-year term; vests 50% on the first, 25% on the second, and 25% on the third anniversary of the grant; and has dividend equivalents attached. Dividend equivalents accrue until vesting and are paid in cash thereafter. Each named executive officer received an option grant in 2004 based on the factors described above. Mr. Zech was granted an option to purchase 73,900 shares of the Company's Common Stock at a price equal to the market price on the date of grant.

     The purpose of performance-based restricted stock is to focus attention on the achievement of the Company's strategic objectives. At the beginning of the year, the Committee approves the maximum number of performance-based RSUs for which each executive officer is eligible. Each RSU may be converted to a share of Restricted Common Stock at the end of a specified performance period if a pre-established threshold level of Total Gross Income less Ownership Costs is attained; if the threshold is not attained, all RSUs are cancelled. If the Compensation Committee certifies that the threshold has been attained, the number of RSUs actually converted to shares of Restricted Common Stock depends on its assessment of the extent to which more aggressive performance goals are achieved. Participants are credited with dividend equivalents on the number of RSUs which are converted to shares of Restricted Common Stock during the period beginning on the grant date and ending when the Restricted Common Stock vests. Participants are entitled to vote shares of Restricted Common Stock but are not entitled to vote RSUs. Restrictions lapse on the third anniversary of the grant if employment has continued, absent the occurrence of certain events such as retirement, death or disability.

     For grants of RSUs made in 2004, the performance period was one year in length. The Committee certified that the threshold was met and converted RSUs to shares of Restricted Common Stock based on a set of consolidated and business unit financial and strategic measures weighted appropriately for each executive officer's role in the Company. Measures included investment volume, fleet growth, efficiency, cost savings and others. Based on the Committee's assessment of results on these measures, 40,798 RSUs held by Mr. Zech were converted to shares of Restricted Common Stock.

STOCK RETENTION REQUIREMENTS

     To underscore the importance of stock ownership by management, the Company has established stock retention requirements for approximately 25 senior management employees eligible for performance-based RSUs. The requirements specify that 50% of the after-tax profit from Company equity awards be retained in shares of Common Stock until the employee owns stock equal in value to a multiple of salary based on his or her position. The multiple ranges from 1.5 to
5.0 times salary.

MANAGEMENT SUCCESSION

     In connection with the election on October 19, 2004 of Mr. Kenney as President of the Company, with the expectation that he would at the time of the annual meeting of shareholders in April 2005 succeed Mr. Zech as Chief Executive Officer, and that Mr. Zech would continue until October 11, 2005 as Chairman of the Board of Directors, the Compensation Committee, with the assistance of its independent consultant, reviewed and agreed with Mr. Zech on an amendment to his Employment Agreement. The amendment provides that he would serve as Chief Executive Officer (but no longer as President) until his successor as Chief Executive Officer is elected and takes office, and from that time to the end of the period of employment on October 11, 2005, he would continue to serve as Chairman of the Board of Directors, devoting such of his business time and attention to the business and affairs of the Company as the Board of Directors shall reasonably require, consistent with that position, in particular assisting Mr. Kenney with the leadership transition. Mr. Zech's Change of Control Agreement was also amended to provide that he shall be eligible for benefits under that Agreement only if the "change of control" of the Company occurs on or prior to the end of the period of employment under his amended Employment Agreement.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the deductibility by the Company of compensation in excess of one million dollars paid to the CEO or any of the named executive officers during any taxable year. Compensation that meets the requirements of performance-based compensation is excluded from this limitation. Appropriate steps have been taken to qualify awards made under both the Company's CICP and EICP as performance-based. While the tax impact of compensation arrangements is an important factor to be considered, such impact will be evaluated in light of the Company's overall compensation philosophy and objectives. The Compensation Committee believes there may be circumstances in which its ability to exercise discretion outweighs the advantages of qualifying compensation under Section 162(m), and may, from time to time, provide compensation that is not fully deductible if it determines that doing so is in the best interests of the Company. For 2004, all compensation paid to Mr. Zech and other covered officers was deductible.

     This report is submitted by the Compensation Committee of the Board of Directors of GATX Corporation.

                                          James M. Denny (Chairman)
                                          Rod F. Dammeyer
                                          Miles L. Marsh
                                          Michael E. Murphy

                               PERFORMANCE GRAPH

     The following performance graph sets forth a comparison of the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock (on a dividend reinvested basis utilizing the closing price on December 31, 1999 as the base) with the cumulative total shareholder return of the companies within the Standard & Poor's 500 Composite Stock Price Index ("S&P 500"), the Standard & Poor's MidCap 400 Index ("MidCap 400") and the Russell 1000 Financial Services Index ("Russell 1000"). The performance graph assumes $100.00 was invested in GATX Common Stock and each of the indices on December 31, 1999, and that all dividends were reinvested.

(PERFORMANCE GRAPH)

                                                GATX                 S&P 500               MIDCAP 400            RUSSELL 1000
                                                ----                 -------               ----------            ------------
1999                                           100.00                100.00                  100.00                 100.00
2000                                           151.33                 90.97                  117.44                 125.88
2001                                           102.44                 80.19                  116.69                 108.27
2002                                            75.91                 62.57                   99.86                  91.88
2003                                            97.34                 80.32                  135.15                 119.45
2004                                           105.62                 88.94                  157.24                 134.95

                      APPROVAL OF APPOINTMENT OF AUDITORS

     The Audit Committee has appointed the firm of Ernst & Young LLP ("Ernst & Young") to audit the Company's 2005 financial statements. Ernst & Young also served in this capacity in 2004. The Board recommends to shareholders that they approve such appointment. Although SEC rules and NYSE corporate governance listing standards require that the Audit Committee be directly responsible for selecting and retaining the independent auditor, the Company is providing shareholders with the means to express their views on this issue. Although this vote cannot be binding, if the shareholders do not approve the appointment the Audit Committee will take this into account in making future appointments.

     The Board of Directors recommends a vote for this proposal.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions by shareholders.

AUDIT FEES

     The aggregate fees for professional services rendered by Ernst & Young in connection with (i) the audit of the annual financial statements set forth in the Company's (and a subsidiary's) Annual Reports on Form 10-K, (ii) the review of the interim financial statements in the Company's (and a subsidiary's) Quarterly Reports on Form 10-Q, (iii) comfort letters, consents and other services related to SEC filings and (iv) related audit services provided to other subsidiaries of the Company were approximately $2,040,075 for 2003 and $2,995,725 for 2004. Audit fees for 2004 also include the audit of management's report on the effectiveness of the Company's internal control over financial reporting as required by SEC rules adopted under
Section 404 of the Sarbanes-Oxley Act of 2002.

AUDIT RELATED FEES

     The aggregate fees for assurance and related services that were related to the performance of the audit or review of the Company's financial statements were $93,575 for 2003 and $176,800 for 2004. The nature of the services performed for these fees included, among other things, employee benefit plan audits and certain agreed upon procedures related to the sale of the Company's technology business.

TAX FEES

     The aggregate fees billed for professional services rendered for federal state and international tax compliance, advice, and planning and expatriate tax services were $191,500 for 2003 and $559,152 for 2004.

ALL OTHER FEES

     Other professional services rendered by Ernst & Young were zero for 2003 and $12,000 for 2004 for provision of German translation services for a member of the internal audit staff.

PRE-APPROVAL POLICY

     It is the policy of the Audit Committee to pre-approve all audit and non-audit services provided to the Company by the independent auditor prior to the engagement of the auditor for such services. The Audit Committee reviews the annual audit plan submitted by the independent auditor and considers for pre-approval annually all audit services. Each quarter, the Company and the independent auditor jointly provide the Audit Committee a description of the audit-related, tax and other non-audit services which have been provided in the then current fiscal quarter pursuant to the authority previously granted, and an estimate of such services expected to be provided in the immediately following quarter for pre-approval, together with a joint statement as to whether, in their view, the request is consistent with the SEC's rules on auditor independence. Any proposed changes to the estimate of services reviewed as part of the annual audit plan are discussed with the Audit Committee at that time. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

                             AUDIT COMMITTEE REPORT

     The responsibilities of the GATX Corporation Audit Committee are set forth in its amended and restated Charter, as approved by the Board of Directors (the "Audit Committee Charter"). Such responsibilities include providing oversight of the Company's financial accounting and reporting process through periodic meetings with the Company's management, independent auditors and internal auditors to review accounting, auditing, internal controls and financial reporting matters as set forth in the Audit Committee Charter. A current copy of the Audit Committee Charter is available under Corporate Governance in the Investor Relations section on the Company's website at www.gatx.com.

     The Audit Committee has the ultimate authority to select the Company's independent auditors, evaluate their performance, approve all audit and non-audit work and approve all fees associated therewith. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal control. In the discharge of its functions, the Audit Committee relies on the Company's management, including senior financial management, the Company's internal audit staff and the Company's independent auditors.

     It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles; that is the responsibility of the Company's management and its independent auditors. In making its recommendation to the Board of Directors, the Audit Committee has relied on management to prepare the financial statements with integrity and objectivity and in conformance with generally accepted accounting principles and the report of the Company's independent auditors with respect to such financial statements.

     The Audit Committee consists of the following members of the Company's Board of Directors: Deborah M. Fretz (Chair), Rod F. Dammeyer, Michael E. Murphy and Casey J. Sylla, each of whom is an "independent director" under the NYSE Listing Standards applicable to Audit Committee members. The Board of Directors of the Company has determined that each member of the Audit Committee is financially literate, at least one member has accounting and related financial management expertise, and Ms. Fretz, and Messrs. Dammeyer, Murphy and Sylla, meet the Securities and Exchange Commission's criteria of an audit committee financial expert.

     The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

     The Audit Committee has discussed with Ernst & Young, the Company's independent auditors, the matters required to be discussed by SAS 61, as amended by SAS 90 (Codification of Statements on Auditing Standards, AU sec. 380), as modified or supplemented.

     The Audit Committee has received the written disclosures and letter from its independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with Ernst & Young its independence.

     Based on the review and discussions noted above, the Audit Committee has recommended to the Board of Directors of the Company that the audited financial statements be included in GATX's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                                        Deborah M. Fretz (Chair)
                                        Rod F. Dammeyer
                                        Michael E. Murphy
                                        Casey J. Sylla

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the security ownership of each class of equity securities of the Company owned by each of the directors and named executive officers and by directors and executive officers as a group:

                                                                    Shares of Common Stock
                                                                    Beneficially Owned as
Name of Beneficial Owner                                         of February 25, 2005 (1)(2)
------------------------                                         ---------------------------
Alan C. Coe.................................................                110,250
Rod F. Dammeyer.............................................                 11,576
James M. Denny..............................................                 23,639
James F. Earl...............................................                 72,891
Richard Fairbanks...........................................                 41,411
Deborah M. Fretz............................................                 18,355
Brian A. Kenney.............................................                169,083
Miles L. Marsh..............................................                 19,881
Mark G. McGrath.............................................                    163
Michael E. Murphy...........................................                 23,729
Casey J. Sylla..............................................                    163
Ronald H. Zech..............................................                813,089
Directors and Executive Officers as a group.................              1,651,944

---------------
(1) Includes units of phantom Common Stock credited to the accounts of individuals and payable in shares of Common Stock following retirement from the Board as follows: Mr. Dammeyer (8,576); Mr. Denny (16,005);Mr. Fairbanks (19,411); Ms. Fretz (12,651); Mr. Marsh (12,651); Mr. McGrath (163); Mr.
    Murphy (15,543); Mr. Sylla (163) and directors as a group (85,163); and shares which may be obtained by exercise of previously granted options within 60 days of February 25, 2005 by Mr. Coe (98,993); Mr. Dammeyer (4,000); Mr. Denny (5,000); Mr. Earl (48,924); Mr. Fairbanks (5,000); Ms.
    Fretz (5,000); Mr. Kenney (123,868); Mr. Marsh (5,000); Mr. Murphy (5,000);
    Mr. Zech (703,177) and directors and executive officers as a group (1,284,838).

(2) Each person has sole investment and voting power (or shares such powers with his or her spouse), except with respect to units of phantom Common Stock, phantom restricted Common Stock and option grants. With the exception of Mr. Zech, who beneficially owned approximately 1.64% of the Company's outstanding shares of Common Stock, none of the directors and executive officers owned 1% of the Company's outstanding shares of Common Stock. Directors and executive officers as a group beneficially owned approximately 3.33% of the Company's outstanding shares of Common Stock. No director or executive officer owns any shares of Preferred Stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 2004 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following are the only persons known to the Company to beneficially own more than 5% of the Company's Common Stock (based on Schedule 13G reports filed with the SEC for shares beneficially owned as of December 31, 2004):

                                                                                      Percent of
                                                                      Shares            Common
            Name and Address of Beneficial Owner                Beneficially Owned      Stock
            ------------------------------------                ------------------    ----------
State Farm Mutual Automobile Insurance Company(1)...........        5,901,652           11.89
One State Farm Plaza
Bloomington, IL 61710

Dimensional Fund Advisors, Inc.(2)..........................        3,208,939            6.46
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Barlcays Global Fund Advisors(3)............................        2,695,865            5.43
45 Fremont Street
San Francisco, CA 94105

Artisan Partners Limited Partnership(4).....................        2,679,600            5.40
Artisan Investment Corporation,
Artisan Partners
Andrew A. Ziegler
Carlene Murphy Ziegler
875 East Wisconsin Avenue, Suite 800
Milwaukee, WI 53202

---------------

(1) State Farm Mutual Automobile Insurance Company ("State Farm") and certain of its affiliated entities, each of which owned shares of Common Stock with sole voting and dispositive power, may be deemed to constitute a "group" under the regulations of the SEC with regard to the beneficial ownership of these shares of Common Stock. State Farm and each of the entities disclaim that they are part of a group.

(2) Dimensional Fund Advisors ("Dimensional"), a registered investment advisor, has sole voting and dispositive power as to these shares of Common Stock owned by funds under its discretionary investment management.

(3) Barclays Global Fund Advisors, Barclays Global Investors, N.A., Barclays Bank PLC and Palomino Limited hold these shares of Common Stock in the aggregate in trust accounts for the economic benefit of beneficiaries of those accounts with sole voting power over 2,509,623 shares and sole dispositive power over 2,695,865 shares.

(4) Artisan Partners Limited Partnership, a registered investment adviser, ("Artisan Partners"), Artisan Investment Corporation, the general partner of Artisan Partners ("Artisan Corp."), and the principal shareholders of Artisan Corp, Andrew A. Ziegler and Carlene Murphy Ziegler, share voting and dispositive power over these share of Common Stock acquired on behalf of clients of Artisan Partners.

          SHAREHOLDER PROPOSALS OR NOMINATIONS FOR 2006 ANNUAL MEETING

     Any shareholder proposal intended for inclusion in the Company's proxy material in connection with the Company's 2006 Annual Meeting must be received by the Company no later than November 21, 2005, and otherwise comply with the requirements of the SEC. Any shareholder who intends to nominate any person for election as a director or present a proposal at the Company's 2006 Annual Meeting without inclusion in the Company's proxy material must send to the Company a notice of such nomination or proposal so that it is received no earlier than October 22, 2005 and no later than November 21, 2005, and must otherwise comply with the requirements of the advance notice provision of the Company's bylaws.

                               OTHER INFORMATION

     On August 14, 2004, the Company purchased liability policies that provide protection for the Company's directors and officers for claims for which they may not be indemnified by the Company. The policies will also provide reimbursement to the Company for any indemnification payments made by the Company on behalf of its directors and/or officers. These policies replace five policies that expired on August 14, 2004. Premiums were paid to six insurers to provide the coverage as follows: Arch Insurance Company ($125,000); Continental Casualty Company ($106,250); Federal Insurance Company ($400,000); National Union Fire Ins. Company of PA ($313,100); St. Paul Mercury Insurance Company ($100,000); and Zurich American Insurance Company ($243,410).

     The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned above. If any other matters do come before the meeting, the holders of the proxy will exercise their discretion in voting thereon.

                                          By order of the Board of Directors

                                          Ronald J. Ciancio
                                          Senior Vice President, General Counsel
                                          and Secretary

                                                                       EXHIBIT A

                                GATX CORPORATION

                         DIRECTOR INDEPENDENCE STANDARD

     A director of the Company will not be considered "independent" if:

     - The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.

     - The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service).

     - (A) The director or an immediate family member is a current partner of a firm that is the Company's internal or external auditor; (B) the director is a current employee of such firm; (C) the director has an immediate family member who is a current employee of such firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company's audit within that time.

     - The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee.

     - The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

     - The director is a partner of a firm providing tax, accounting, legal or other consulting services to the Company which received payment from the Company for such services, in any of the last three fiscal years, in excess of $250,000.

     In addition, the Board will review all relevant facts and circumstances as to any other relationship which may exist between the Company and any director.

-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.     Please       [ ]
                                                                Mark Here
                                                                for Address
                                                                Change or
                                                                Comments
                                                                SEE REVERSE SIDE

                                                           FOR ALL
                                                            EXCEPT
ITEM 1 -- ELECTION OF DIRECTORS                            AS NOTED   WITHHELD
                                                            BELOW      FOR ALL   Choose MLINK(SM) for Fast, easy and secure 24/7
Nominees: 01 Rod F. Dammeyer, 02 James M. Denny,                                 online access to your future proxy materials,
03 Richard Fairbanks, 04 Deborah M. Fretz, 05 Brian A.      [ ]         [ ]      investment plan statements, tax documents and more.
Kenney, 06 Miles L. Marsh, 07 Mark G. McGrath,                                   Simply log on to INVESTOR SERVICEDIRECT(R) at
08 Michael E. Murphy, 09 Casey J. Sylla and                                      www.melloninvestor.com/isd where step-by-step
10 Ronald H.Zech                                                                 instructions will prompt you through enrollment.


WITHHELD FOR: (Write that nominee's name in the space provided below).

---------------------------------------------------------------------

                                          FOR    AGAINST    ABSTAIN
ITEM 2 --APPROVAL OF AUDITORS             [ ]      [ ]        [ ]

In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.
RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF
MEETING AND PROXY STATEMENT


Signature _____________________ Signature _____________________ Date___________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK


    INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME
                      THE DAY PRIOR TO ANNUAL MEETING DAY.

   YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

-------------------------------------             --------------------------------             -----------------------------
              INTERNET                                        TELEPHONE                                    MAIL
HTTP://WWW.PROXYVOTING.COM/GATX                            1-866-540-5760                           Mark, sign and date
 Use the Internet to vote your proxy.             Use any touch-tone telephone to                   your proxy card and
 Have your proxy card in hand when        OR      vote your proxy. Have your proxy      OR           return it in the
 you access the web site.                         card in hand when you call.                      enclosed postage-paid
                                                                                                        envelope.
-------------------------------------             --------------------------------             -----------------------------

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.


YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT WWW.GATX.COM
[http://www.gatx.com]

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                GATX CORPORATION
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
P                                APRIL 22, 2005
R
O    THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS
X
Y        The undersigned hereby constitutes and appoints Ronald H. Zech,
     Ronald J. Ciancio and Brian A. Kenney, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor
     Assembly Room, Chicago, Illinois 60675 on Friday, April 22, 2005, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.

         PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

                   (Continued and to be signed on other side)
--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

            YOU CAN NOW ACCESS YOUR GATX CORPORATION ACCOUNT ONLINE.

Access your GATX Corporation shareholder account online via Investor ServiceDirect(R)(ISD).

Mellon Investor Services LLC, Transfer Agent for GATX Corporation, now makes it easy and convenient to get current information on your shareholder account.

        - View account status           - View payment history for dividends
        - View certificate history      - Make address changes
        - View book-entry information   - Obtain a duplicate 1099 tax form
                                        - Establish/change your PIN

              VISIT US ON THE WEB AT HTTP://WWW.MELLONINVESTOR.COM

          FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN 9AM-7PM
                           MONDAY-FRIDAY EASTERN TIME


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.     Please       [ ]
                                                                Mark Here
                                                                for Address
                                                                Change or
                                                                Comments
                                                                SEE REVERSE SIDE

                                                           FOR ALL
                                                            EXCEPT
ITEM 1 -- ELECTION OF DIRECTORS                            AS NOTED   WITHHELD
                                                            BELOW      FOR ALL
Nominees: 01 Rod F. Dammeyer, 02 James M. Denny,
03 Richard Fairbanks, 04 Deborah M. Fretz, 05 Brian A.      [ ]         [ ]
Kenney, 06 Miles L. Marsh, 07 Mark G. McGrath,
08 Michael E. Murphy, 09 Casey J. Sylla and
10 Ronald H.Zech


WITHHELD FOR: (Write that nominee's name in the space provided below).

---------------------------------------------------------------------

                                          FOR    AGAINST    ABSTAIN
ITEM 2 --APPROVAL OF AUDITORS             [ ]      [ ]        [ ]

In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.
RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF
MEETING AND PROXY STATEMENT


Signature _____________________ Signature _____________________ Date___________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK


    INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME
                      THE DAY PRIOR TO ANNUAL MEETING DAY.

   YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

-------------------------------------             --------------------------------             -----------------------------
              INTERNET                                        TELEPHONE                                    MAIL
HTTP://WWW.PROXYVOTING.COM/GATX-ESPP                       1-866-540-5760                           Mark, sign and date
 Use the Internet to vote your proxy.             Use any touch-tone telephone to                   your proxy card and
 Have your proxy card in hand when        OR      vote your proxy. Have your proxy      OR           return it in the
 you access the web site.                         card in hand when you call.                      enclosed postage-paid
                                                                                                        envelope.
-------------------------------------             --------------------------------             -----------------------------



              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.


YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT WWW.GATX.COM
[http://www.gatx.com]


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                GATX CORPORATION
                                      ESPP
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
P                                APRIL 22, 2005
R
O    THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS
X
Y        The undersigned hereby constitutes and appoints Ronald H. Zech,
     Ronald J. Ciancio and Brian A. Kenney, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 22, 2005, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.

         PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

                   (Continued and to be signed on other side)
--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.     Please       [ ]
                                                                Mark Here
                                                                for Address
                                                                Change or
                                                                Comments
                                                                SEE REVERSE SIDE

                                                           FOR ALL
                                                            EXCEPT
ITEM 1 -- ELECTION OF DIRECTORS                            AS NOTED   WITHHELD
                                                            BELOW      FOR ALL
Nominees: 01 Rod F. Dammeyer, 02 James M. Denny,
03 Richard Fairbanks, 04 Deborah M. Fretz, 05 Brian A.      [ ]         [ ]
Kenney, 06 Miles L. Marsh, 07 Mark G. McGrath,
08 Michael E. Murphy, 09 Casey J. Sylla and
10 Ronald H.Zech


WITHHELD FOR: (Write that nominee's name in the space provided below).

---------------------------------------------------------------------

                                          FOR    AGAINST    ABSTAIN
ITEM 2 --APPROVAL OF AUDITORS             [ ]      [ ]        [ ]

In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.
RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF
MEETING AND PROXY STATEMENT


Signature _____________________ Signature _____________________ Date___________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK


  INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME ON
        APRIL 18, 2005. VOTES CAST AFTER THAT TIME WILL NOT BE COUNTED.

   YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

-------------------------------------             --------------------------------             -----------------------------
              INTERNET                                        TELEPHONE                                    MAIL
HTTP://WWW.PROXYVOTING.COM/GATX-HESP                       1-866-540-5760                           Mark, sign and date
 Use the Internet to vote your proxy.             Use any touch-tone telephone to                   your proxy card and
 Have your proxy card in hand when        OR      vote your proxy. Have your proxy      OR           return it in the
 you access the web site.                         card in hand when you call.                      enclosed postage-paid
                                                                                                        envelope.
-------------------------------------             --------------------------------             -----------------------------



              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.


YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT WWW.GATX.COM
[http://www.gatx.com]


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                GATX CORPORATION
                    HOURLY EMPLOYEES RETIREMENT SAVINGS PLAN
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
P                                APRIL 22, 2005
R
O    THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS
X
Y        The undersigned hereby constitutes and appoints Ronald H. Zech,
     Ronald J. Ciancio and Brian A. Kenney, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 22, 2005, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.


         PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

                   (Continued and to be signed on other side)
--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.     Please       [ ]
                                                                Mark Here
                                                                for Address
                                                                Change or
                                                                Comments
                                                                SEE REVERSE SIDE

                                                           FOR ALL
                                                            EXCEPT
ITEM 1 -- ELECTION OF DIRECTORS                            AS NOTED   WITHHELD
                                                            BELOW      FOR ALL
Nominees: 01 Rod F. Dammeyer, 02 James M. Denny,
03 Richard Fairbanks, 04 Deborah M. Fretz, 05 Brian A.      [ ]         [ ]
Kenney, 06 Miles L. Marsh, 07 Mark G. McGrath,
08 Michael E. Murphy, 09 Casey J. Sylla and
10 Ronald H.Zech


WITHHELD FOR: (Write that nominee's name in the space provided below).

---------------------------------------------------------------------

                                          FOR    AGAINST    ABSTAIN
ITEM 2 --APPROVAL OF AUDITORS             [ ]      [ ]        [ ]

In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.
RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF
MEETING AND PROXY STATEMENT


Signature _____________________ Signature _____________________ Date___________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK


  INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME ON
        APRIL 18, 2005. VOTES CAST AFTER THAT TIME WILL NOT BE COUNTED.

   YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

-------------------------------------             --------------------------------             -----------------------------
              INTERNET                                        TELEPHONE                                    MAIL
HTTP://WWW.PROXYVOTING.COM/GATX-SESP                       1-866-540-5760                           Mark, sign and date
 Use the Internet to vote your proxy.             Use any touch-tone telephone to                   your proxy card and
 Have your proxy card in hand when        OR      vote your proxy. Have your proxy      OR           return it in the
 you access the web site.                         card in hand when you call.                      enclosed postage-paid
                                                                                                        envelope.
-------------------------------------             --------------------------------             -----------------------------



              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.


YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT WWW.GATX.COM
[http://www.gatx.com]


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                GATX CORPORATION
                   SALARIED EMPLOYEES RETIREMENT SAVINGS PLAN
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
P                                APRIL 22, 2005
R
O    THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS
X
Y        The undersigned hereby constitutes and appoints Ronald H. Zech,
     Ronald J. Ciancio and Brian A. Kenney, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 22, 2005, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.


         PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

                   (Continued and to be signed on other side)
--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



-------------------------------------------------------------------------------